================================================================================
                             UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                January 28, 1999
                                 Date of Report
                        (Date of earliest event reported)



                         Commission file number 0-22418

                                   ITRON, INC.
             (Exact name of Registrant as specified in its charter)

               Washington                         91-1011792
        (State of Incorporation) (I.R.S. Employer Identification Number)


                            2818 North Sullivan Road
                         Spokane, Washington 99216-1897
                                 (509) 924-9900
   (Address and telephone number of Registrant's principal executive offices)



================================================================================

Item 5. Other Information

On October 3, 1996, Itron filed a patent infringement suit against CellNet Data Systems ("CellNet") in the United States District Court for the District of Minnesota, alleging that CellNet infringes the Company's United States Patent No. 5,553,094, entitled "Radio Communication Network for Remote Data Generating Stations," which was issued on September 3, 1996. The Company is seeking injunctive relief as well as monetary damages, costs and attorneys' fees.

On January 28, 1999, the Court issued its decision on motions and cross motions for summary judgement that had previously been filed by the Company and CellNet. In its decision, the Court granted the Company's motion on the issue of validity of its Patent and denied CellNet's motions on invalidity. The Court granted CellNet's motion on the issue of non-infringement and denied the Company's motion on infringement. The Company believes the non-infringement decision is incorrect and that is has substantial grounds for an appeal from any judgment that may be entered, should the Company decide to pursue that option.